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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our reports dated October 13, 2003, relating to the financial statements and financial highlights of Bridgeway Funds, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "For More Information" and "Service Provider" in such Registration Statement.


PricewaterhouseCoopers LLP

Houston, Texas
October 27, 2003